UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Arcosa, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following FAQ communication was sent to employees of Arcosa, Inc. on June 22, 2026:

1.	What was announced?

•	Arcosa has agreed to be acquired by CRH in an all-cash transaction valued at an enterprise value of approximately $8.5 billion or $150 per share.
•	We are confident that combining Arcosa’s businesses with CRH’s resources and expertise is a winning combination for our people and our customers.

2.	What are the strategic benefits? Why is this happening now?

•	Since becoming a standalone public company, we set out to grow in attractive markets, simplify our portfolio, and build a more resilient business, and we have delivered on that. As you know, we recently announced record results driven by our sharpened focus on Construction Products and Engineered Structures.
•	This transaction is the logical next step in that evolution. Joining with CRH’s complementary offerings allows us to lean into the future with greater reach and resources than we could on our own.
•	The Board carefully evaluated a range of alternatives and determined that this transaction represents the best path to deliver compelling, certain value to Arcosa’s shareholders while positioning our businesses for long-term success.

3.	Who is CRH and how will Arcosa fit into the CRH business?

•	CRH is the leading provider of building materials and infrastructure solutions, with an established track record of serving customers, supporting critical infrastructure projects and prioritizing safety and operational excellence.
•	Arcosa’s portfolio of construction materials, engineered structures, and infrastructure-related products complements CRH’s existing businesses.
•	Together, our combined capabilities, expertise, and resources will enhance our ability to support infrastructure investment and create long-term value for customers and stakeholders.

4.	What does this transaction mean for Arcosa employees?

•	This milestone is a direct result of your dedication, effort, and contributions over many years. The CRH team recognizes that our talented people are central to the value of this combination and to its success going forward.
•	As part of a larger, well-resourced organization, we expect this combination to create new opportunities for our people to develop and grow their careers over time.
•	Arcosa and CRH share a strong cultural fit, grounded in a common commitment to safety, operational excellence, and investing in people, which we believe is a solid foundation for bringing our teams together.
•	Importantly, until the transaction closes, Arcosa and CRH will continue to operate as separate companies, and operations remain business as usual. The best thing we can all do is stay focused on serving our customers and delivering on our goals.

5.	Are my compensation or benefits changing today?

•	It is business as usual and employees will continue to receive their usual pay and benefits until the transaction is completed.

6.	How do Arcosa and CRH’s cultures align?

•	Arcosa and CRH share a commitment to safety, operational excellence, and investing in people.
•	Both companies are focused on serving customers, supporting critical infrastructure, and developing their teams.
•	We believe these shared values are a strong foundation for bringing our organizations together.

7.	Who will lead the combined company? What will happen to Arcosa’s current leadership team?

•	The CEO of CRH, Jim Mintern, will lead the combined company upon closing of the transaction.
•	It is still very early in the process, and there are additional details to be determined as we form an integration team to bring our two companies together.
•	Until then, Arcosa and CRH will continue to operate as separate, independent companies with Arcosa leadership remaining in their current roles.

8.	What will the integration process look like? How long do you expect it will take?

•	Shortly after the announcement, the two companies will form a dedicated integration planning team to coordinate planning and prepare for a smooth transition.
•	Integration planning is a normal, structured part of a transaction like this.
•	It typically continues through regulatory clearance and close, with the most significant changes occurring after close.
•	We will keep you informed of key milestones and what to expect as planning progresses.

9.	What will happen to Arcosa’s Dallas headquarters?

•	Until the transaction closes, there are no changes to any of our offices, including our Dallas headquarters.
•	We will share more as integration planning progresses.

10.	Will my reporting structure change?

•	No. Until the transaction closes, it is business as usual, and your reporting structure will continue as it exists today. Your day-to-day reporting lines stay the same.
•	Any changes to reporting or organizational structure after close will be coordinated as part of integration efforts and communicated in a timely manner.

11.	What should I tell customers and suppliers who ask me about the transaction?

•	You can reassure customers and suppliers that it remains business as usual.
•	We'll continue to operate as we always have and provide the same leading products and solutions they've come to expect from us.

12.	What approvals are required in order to close?

•	We are targeting a close in Q1 2027 subject to approval by Arcosa’s shareholders, the receipt of required regulatory approvals, and the satisfaction of other customary closing conditions.
•	These approvals and conditions are a normal part of the process for a transaction of this kind. We will keep you informed of key milestones as we work toward close.

13.	Who can I reach out to if I have additional questions?

•	You can reach out to your manager or a member of the Human Resources team.

Additional Information Regarding the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the transactions contemplated by the Agreement and Plan of Merger among Arcosa, Inc. (“Arcosa” or the “Company”), CRH Americas, Inc., a Delaware corporation (“Parent”), and Neon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger”). In connection with the Merger and with the solicitation of proxies for the special meeting of stockholders, the Company will file with the SEC the Proxy Statement, and the Company may file other relevant materials with the SEC. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or mail to its stockholders in connection with the Merger. BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, FILED OR THAT WILL BE FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive Proxy Statement will be sent to the Company’s stockholders. Investors and securityholders will be able to obtain the Proxy Statement free of charge from the SEC’s website or from the Company. The documents filed by the Company with the SEC may be obtained free of charge on the Company’s website at the Investor Relations section of https://ir.arcosa.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them from Investor Relations by email at InvestorResources@arcosa.com, or by telephone at 972.942.6500. The information included on, or accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this communication.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from Company stockholders in connection with the Merger. Additional information regarding the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC when they become available, and may be found in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequently filed statements of beneficial ownership on Forms 3, 4 and 5. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and from the Company as described above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statements Regarding Forward-Looking Statements

Some statements in this communication, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These statements also constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and include, but are not limited to, statements concerning the Company’s expectations, plans, intentions, strategies or prospects with respect to the Merger. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “continue,” “forecast,” “aim,” “goal,” “target,” “project,” “projection,” “potential” or similar expressions, or the negative or plural of these words, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current expectations, forecasts and assumptions, are not guarantees of future performance and could ultimately prove inaccurate. They involve a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: (i) the ability of the parties to complete the Merger on the anticipated terms and timing, or at all; (ii) the satisfaction or waiver of the conditions to the completion of the Merger, including obtaining the required approval from Arcosa’s stockholders and regulatory approvals; (iii) the risk that the Company’s stock price may fluctuate during the pendency of the Merger and may decline if the Merger is not completed; (iv) the possibility that competing offers will be made; (v) potential litigation relating to the Merger that could be instituted against the Company or its directors or officers, including the delay, expense or other effects of any outcomes related thereto; (vi) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (vii) the ability of the Company to retain, motivate and hire key personnel; (viii) the diversion of management’s time and attention from ordinary course business operations to completion of the Merger; (ix) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Merger; (x) legislative, regulatory and economic developments; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) the unpredictability and severity of catastrophic events, including acts of terrorism, outbreaks or escalations of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unexpected costs, liabilities or delays associated with the transaction; (xiv) the response of competitors to the transaction; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; and (xvi) the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and the “Forward-Looking Statements” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the SEC. There can be no assurance that the Merger will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. The Company undertakes no obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.